Exhibit 23.5

CONSENT

The undersigned consents to being named as a Qualified Person in the reserve report filed as Exhibit 99.2 to the Registration Statement on Form S-1 filed by Fortitude Gold Corporation and to the reference to the undersigned in the Registration Statement as having prepared the Proven and Probable reserve estimates of Fortitude Gold Corporation.

December 3, 2020.

/s/ Barry Delvin
Barry Delvin

CONSENT

The undersigned consents to being named as a Qualified Person in the reserve report filed as Exhibit 99.2 to the Registration Statement on Form S-1 filed by Fortitude Gold Corporation and to the reference to the undersigned in the Registration Statement as having prepared the Proven and Probable reserve estimates of Fortitude Gold Corporation.

December 3, 2020.

/s/ Fred H. Brown
Fred H. Brown